GOLDEN AMERICAN LIFE INSURANCE COMPANY                               SMARTDESIGN
PO Box 2700 West Chester, PA 19380-2700
Phone: (800) 366-0066                  EQUITY INDEXED MODIFIED GUARANTEE ANNUITY
Express Mail: ING Variable Annuities                          CUSTOMER DATA FORM
1475 Dunwoody Drive West Chester, PA 19380
________________________________________________________________________________
1. OWNER                           JOINT OWNER(Not applicable if qualified plan)
Name___________________            Name________________________
Address________________            Address_____________________
City___State___ Zip____            City_____________ State_____ Zip_______
Male__ Female__ Date of Birth_/_/_ Male__ Female__ Date of Birth __/__/__
Social Security Number_____ Social Security Number_______
Phone Number__________ Phone Number ___________________________________
________________________________________________________________________________
2. ANNUITANT (If other than owner)
Name______________________________  Male__ Female__ Date of Birth ____/____/____
Address____________________________ Social Security Number__________________
City_________ State_____ Zip_______ Phone Number____________________________
________________________________________________________________________________
3. PRIMARY BENEFICIARY(IES)
Full Name(s)   Relationship to Owner     Social Security #      % to Receive
___________    _____________________     _________________      _____________
___________    _____________________     _________________      _____________
___________    _____________________     _________________      _____________
___________    _____________________     _________________      _____________
(Add separate sheet signed and dated by contract owner for additional/contingent beneficiary information.)
________________________________________________________________________________
4. PREMIUM ALLOCATION
Divisions-Interest___% or $__ Term Indexed__% or $__ Annual Indexed__% or $____ Guarantee Period (select one): 5 Years 7 Years 10 Years Total Premium$_________
________________________________________________________________________________
5. TYPE OF ANNUITY
__IRA/ IRA Rollover - Indicate contribution amount and appropriate tax year:
_____/_____/____ $________________
__Roth IRA - If transfer, provide original conversion date and amount:
_____/_____/____ $________________
__Non-qualified SAR SEP IRA 403 (B) TSA Transfer SEP IRA Simple IRA Other ______
________________________________________________________________________________
6. REPLACEMENT
Do you currently have any existing annuity or life insurance policies or coverage? __Yes (If yes, please continue below)__No

This purchase may involve discontinuing or changing an existing policy or contract. If so, a replacement is occurring. Financed purchases are also considered replacements.

A replacement occurs when a new policy or contract is purchased and, in connection with the sale, you discontinue making premium payments on the existing policy or contract, or an existing policy or contract is surrendered, forfeited, assigned to the replacing insurer, or otherwise terminated or used in a financed purchase.

A financed purchase occurs when the purchase of a new life insurance policy or an annuity contract involves the use of funds obtained by the withdrawal or surrender of or by borrowing some or all of the policy values, including accumulated dividends, of an existing policy, to pay all or part of any premium or payment due on the new policy. A financed purchase is a replacement.

You should carefully consider whether a replacement is in your best interest. You will pay acquisition costs and there may be surrender costs deducted from your policy or contract. You may be able to make changes to your existing policy or contract to meet your insurance needs at less cost. A financed purchase will reduce the value of your existing policy and may reduce the amount paid upon the death of the insured. We want you to understand the effects of replacements before you make your purchase decision and ask that you answer the following questions.

1. Are you considering discontinuing making premium payments, surrendering, forfeiting, assigning to the insurer, or otherwise terminating your existing policy or contract? __Yes __No

2. Are you considering using funds from your existing policies or contracts to pay premiums due on the new policy or contract? __ Yes __No

If you answered "yes" to either of the above questions, please complete the "Important Notice: Replacement of Life Insurance or Annuities," and return a copy with this form, with any state replacement forms, if applicable.

I do not want this notice read aloud to me, _________________. Owner/Applicant(s) must sign only if they do not want the notice read aloud.
________________________________________________________________________________
(Continued on back)

GA-CDF-1101                                                    111173 10/12/2001

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7.  SPECIAL  REMARKS

________________________________________________________________________________
8. STATE REQUIRED NOTICES - Please read the following carefully to see if any of the provisions below apply in your state.

Arkansas, Colorado, Kentucky, Louisiana, New Mexico, Ohio, Pennsylvania and Washington DC: "Any person who knowingly and with intent to defraud any insurance company or any other person files an application for insurance or statement of claim containing any materially false information, or conceals, for the purpose of misleading, information concerning any material fact thereto, commits a fraudulent insurance act which is a crime and subjects such person to criminal and civil penalties."

California: For your protection, California law requires the following to appear on this form. "Any person who knowingly presents a false or fraudulent claim for the payment of a loss is guilty of a crime and may be subject to fines and confinement in a state prison."

California Assembly Bill 2107 Disclosure: The sale or liquidation of any asset in order to buy insurance, either life insurance or an annuity contract, may have tax consequences. Terminating any life insurance policy or annuity contract may have early withdrawal penalties or other costs or penalties, as well as tax consequences. You may wish to consult independent legal or financial advice before the sale or liquidation of any asset, stock, bond, IRA, certificate of deposit, mutual fund, life insurance policy, annuity contract or other asset.

Florida: "Any person who knowingly and with the intent to injure, defraud, or deceive any insurer files a statement of claim or any application containing any false, incomplete or misleading information is guilty of a felony of the third degree."

Maine, Tennessee: "It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or denial of insurance benefits."

Minnesota: This contract is not protected by the Minnesota Life and Health Insurance Guaranty Association or the Minnesota Guarantee Association. In the case of insolvency, payment of claim is not guaranteed. Only the assets of this insurer will be available to pay your claim.

New Jersey: "Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties."

Virginia: A person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law."
________________________________________________________________________________
9. OWNER(S) ACKNOWLEDGEMENTS - Please read the following statements carefully and sign.

I agree that, to the best of my knowledge and belief, all statements and answers above are complete and true and may be relied upon in determining whether to issue the contract. Only the owner and Golden American have the authority to modify this document.

Annuity contracts and policies are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed.

I understand that I am applying for an equity indexed annuity. I understand that while its values may be affected by an external index, the annuity does not participate in any stock or equity investments.

I understand that any amount allocated to the annuity applied for may be subject to a market value adjustment, which may cause the values to increase or decrease in dollar amount if withdrawn or surrendered prior to a specified date or dates as stated in the contract.

My  signature   certifies,   under   penalty  of  perjury,   that  the  taxpayer
identification number is correct. I am not subject to backup withholding because: I am exempt; or I have not been notified that I am subject to backup withholding resulting from failure to report all interest dividends; or I have been notified that I am no longer subject to backup withholding. (Strike out the preceding sentence if subject to backup withholding.) The Internal Revenue Service does not require my consent to any provision of this document other than the certifications required to avoid backup withholding.

Signed  at:  (City)__________   (State)___________  on  (Date)_____/_____/_____.
Owner's Signature__Joint Owner's Signature__(if applicable) Annuitant Signature_
________________________________________________________________________________
10. AGENT'S REPORT: Do you have any reason to believe that the applicant has any existing life policies or annuity contracts? __Yes __No (If yes, submit required replacement forms.)
Client's  Account Number:  __________________

Commission  Options (select one - please verify with your Broker/Dealer that the option you select is available)
A___ B___ C___ D___ E___
_______________ _________________________ ________________ _____________________
Agent Signature Agent Name (please print) Social Security# Broker/Dealer/Branch
___________  ______________  __________________________
Agent Phone  E-mail address  License# (FL  Agents  Only)
________________________________________________________________________________
GA-CDF-1101                                                   111173 10/12/2001